UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01       Regulation FD Disclosure.

On January 29, 2019, the Securities and Exchange Commission (the “SEC”) announced an Order settling the allegations by its Division of Enforcement against Lifeway Foods, Inc. (“Lifeway”). The Division of Enforcement conducted an informal inquiry concerning Lifeway’s internal controls, disclosure controls and procedures, and internal control over financial reporting for fiscal years before the May 19, 2016 date of the Division’s letter to Lifeway.

As we previously disclosed in our Form 10-Q filed on November 14, 2018, following the SEC’s issuance of a Wells Notice and discussions with the SEC staff about the SEC’s alleged claims, we reached an agreement in principle to resolve the allegations on November 9, 2018. Lifeway agreed to settle with the SEC without admitting or denying the allegations described in the SEC Order. The Order requires Lifeway to cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 13a-1, 13a-15(a) and 13a-15(c), thereunder. As part of the resolution, Lifeway also agreed to pay a civil money penalty in the amount of $100,000. The SEC’s Order is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Lifeway under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

No.	Description	Form	Period Ending	Exhibit	Filing Date

99.1	SEC Order	Furnished Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     January 30, 2019

LIFEWAY FOODS, INC.
By:	/s/ Douglas A. Hass
Name: Douglas A. Hass Title: General Counsel and Assistant Corporate Secretary